SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 22, 2003

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER INDUSTRIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273	51-0263969

(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

2160 SATELLITE BLVD., SUITE 200, DULUTH, GEORGIA	30097

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(770) 495-5100

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

160 BEN BURTON ROAD, BOGART, GEORGIA 30622

(FORMER ADDRESS)

ITEM 9. REGULATION FD DISCLOSURE

Roper Industries, Inc. (the “Company”) will hold meetings on October 22, 2003 with members of the investment community to discuss its previously announced acquisition of Neptune Technology Group Holdings Inc. A copy of the investor presentation to be discussed at these meetings is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Under the definitive agreement by which the acquisition will be completed, the Company will pay total consideration of approximately $475 million, net of cash acquired and including debt assumed. The agreement contains customary representations and warranties, certain of which will survive closing, and customary covenants, including (but not limited to) the conduct of Neptune’s business until closing and the Company’s filing of a registration statement for a new debt and equity securities offering to finance the acquisition. The agreement also contains customary buyer and seller closing conditions relating to continuing accuracy of representations and warranties, material performance of pre-closing covenants, absence of governmental orders prohibiting the acquisition, obtaining necessary governmental approvals and, in the case of the Company, no material adverse effect with respect to Neptune having occurred prior to closing.

Depending on the date of effectiveness of the Company’s registration statement, the closing of the acquisition is contemplated to occur no later than February 27, 2004.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

Not Applicable

(b)	Pro Forma Financial Statements

Not Applicable

(c)	Exhibits

99.1 Investor Presentation

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roper Industries, Inc.

(Registrant)

BY: /s/ Martin S. Headley

Martin S. Headley, Vice President, Chief Financial Officer	Date: October 22, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Investor Presentation.